Exhibit 23.9

CONSENT OF JOHN Q. BARNIDGE TO BE NAMED DIRECTOR NOMINEE

I hereby consent to be named as a nominee to the board of directors in the Registration Statement on Form S-1 of Vision-Ease Lens Corporation (File No. 333-137981) and in any and all amendments and supplements thereto (collectively, the “Registration Statement”), and to the filing of this Consent as an exhibit to the Registration Statement.

/s/ John Q. Barnidge
John Q. Barnidge